Exhibit 99.1

M2 SYSTEMS CORPORATION & SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
M2 Systems Corporation and Subsidiary

We have audited the accompanying consolidated balance sheets of M2 Systems Corporation and Subsidiary as of December 31, 2008 and 2007 and the related consolidated statements of operations, consolidated changes in shareholders' deficit, and consolidated cash flows for the years ended December 31, 2008 and 2007.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of M2 Systems Corporation and Subsidiary as of December 31, 2008 and 2007 and the results of its operations and its cash flows for the years then ended December 31, 2008 and 2007 in conformity with accounting principles generally accepted  in  the  United  States  of  America.

 /s/ JEWETT, SCHWARTZ, WOLFE AND ASSOCIATES
Hollywood, Florida
June 9, 2009

200 South Park Road, Suite 150  •  Hollywood, Florida 33021  •  Main 954.922.5885  •  Fax 954.922.5957  •  www.jsw-cpa.com
Member - American Institute of Certified Public Accountants • Florida Institute of Certified Public Accountants
Private Companies Practice Section of the AICPA • Registered with the Public Company Accounting Oversight Board of the SEC

M2 SYSTEMS CORPORATION AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2008	2007
ASSETS

CURRENT ASSETS
Cash	$101,362	$344,518
Accounts receivable, net	793,467	799,305
Prepaid expenses	60,681	37,651

TOTAL CURRENT ASSETS	955,510	1,181,474

PROPERTY and EQUIPMENT, net	140,619	64,226

DEPOSITS	94,782	96,463

INTANGIBLE ASSETS, net	50,000	982,775

TOTAL ASSETS	$1,240,911	$2,324,938

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$168,869	$431,040
Deferred revenue	747,996	569,377
Loan payable - related party	1,247,619
Loans payable	84,014	-

TOTAL CURRENT LIABILITIES	2,248,498	1,000,417

LONG TERM LIABILITIES
Long term debt	-	2,000,000
Accrued interest	-	983,750

TOTAL LIABILITIES	2,248,498	3,984,167

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY (DEFICIT)
Common Stock and additonal paid in capital, $.001 par value:
50,000,000 shares authorized, 100 shares issued and oustanding
as of December 31, 2008 and 2007, respectively	87,056	87,056
Accumulated deficit	(1,094,643)	(1,746,285)

TOTAL SHAREHOLDERS' EQUITY (DEFICIT)	(1,007,587)	(1,659,229)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$1,240,911	$2,324,938

M2 SYSTEMS CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended
	December 31,
	2008	2007

CONTRACT REVENUES EARNED	$2,463,339	$2,496,459

OPERATING EXPENSES
Salaries	2,233,444	1,570,622
Professional services	807,019	599,830
General and administrative expense	637,014	637,459
Rent	175,983	74,765
Depreciation and amortization	62,292	126,667
Total operating expenses	3,915,752	3,009,343

LOSS FROM OPERATIONS	(1,452,413)	(512,884)

OTHER INCOME (EXPENSE)
Other income	2,320,258	411,055
Interest expense	-	(135,000)
Total other income (expense)	2,320,258	276,055

LOSS FROM CONTINUING OPERATIONS	$867,845	$(236,829)

BASIC AND FULLY DILUTED NET LOSS PER SHARE	$8,678.45	$(2,368.29)

WEIGHTED AVERAGE SHARES OUTSTANDING	100	100

M2 SYSTEMS CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

		Common Stock, no par value	Paid in	Accumulated	Shareholders'
	Shares		Capital	Deficit	Deficit

BALANCE AT DECEMBER 31, 2006	100		94,016	(1,509,456)	(1,415,440)

Distributions			(6,960)		(6,960)

Net loss	-			(236,829)	(236,829)

BALANCE AT DECEMBER 31, 2007	100		87,056	(1,746,285)	(1,659,229)

Reclassification				(216,203)	(216,203)

Net income	-		-	867,845	867,845

BALANCE AT DECEMBER 31, 2008	100		$87,056	$(1,094,643)	$(1,007,587)

M2 SYSTEMS CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2008 and 2007

	2008	2007
Cash flows from operating activities:
Net loss	$867,845	$(236,829)

Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	62,292	126,667
Allowance for doubtful accounts	69,000	-
Net adjustment debt forgiveness	(2,368,432)
Changes in operating assets and liabilities:
Accounts receivable	5,838	483,542
Prepaid assets	(23,030)	(26,533)
Deposits	1,681	2,850
Accounts payable and accrued expenses	(262,171)	146,256
Deferred revenue	178,619	1,330

Net cash used in operating activities	(1,468,358)	497,283

Cash flows from investing activities:
Purchase of equipment	(105,891)	(61,805)
Purchase of certificate of deposit	-	(84,000)

Net cash used in investing activities	(105,891)	(145,805)

Cash flows from financing activities:
Distributions paid	-	(6,960)
Proceeds from related party loan	1,247,619
Net proceeds from capital lease	83,474	-
Net cash provided by financing activities	1,331,093	(6,960)

NET INCREASE IN CASH	(243,156)	344,518

CASH AT BEGINNING OF YEAR	344,518	-

CASH AT END OF PERIOD	$101,902	$344,518

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$-	$250,000
Cash paid for taxes	$-	$-

M2 SYSTEMS CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

NOTE 1 – ORGANIZATION

Overview

M2 Systems Corporation and its wholly owned subsidiary, Muscato Corporation, (collectively referred to as M2 Systems) are incorporated under the laws of the state of Florida. M2 Systems is engaged primarily in the development and sale of software which serves the online transaction processing systems marketplace. M2 Systems primarily serves organizations which are located throughout the United States and operate in the banking, healthcare, insurance and transportation industries.

On August 29, 2008, M2 Systems sold all of its common stock to M2 Global, Ltd. for $32,475,000 payable in the form of a convertible secured promissory note.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of M2 Systems Corporation and its wholly owned subsidiary, Muscato Corporation. All significant intercompany balances and transactions have been eliminated in consolidation.

Revenue Recognition
The Company recognizes revenue in accordance with the provisions of Staff Accounting Board (SAB) 104, “Revenue Recognition”, which states that revenue is realized and earned when all of the following criteria are met:

(a) persuasive evidence of the arrangement exists,
(b) delivery has occurred or services have been rendered,
(c) the seller’s price to the buyer is fixed and determinable and
(d) collectibility is reasonably assured.

The Company recognizes revenue for the software development upon execution of a non-cancelable contract and the acceptable delivery of the software to the end-user. Software support, consulting, processing fees and other services are recognized as the services are performed. Software maintenance fees are recognized over the term of the underlying maintenance contracts.

Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the carrying amount of property and equipment, intangible assets and goodwill; valuation allowances for receivables and deferred income tax assets.

Cash and Cash Equivalents
For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of one year or less to be cash equivalents. From time to time, cash accounts held in United States based checking accounts may exceed the Federal Deposit Insurance Corporation (FDIC) $250,000 insured limit. Management believes that no significant concentration of credit risk exists with respect to these cash balances because of its assessment of the credit worthiness and financial viability of their banks.

M2 SYSTEMS CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

Certificate of Deposit
The Company has a certificate of deposit for $84,000 that matures October 1, 2009. This certificate of deposit is recorded at cost, which approximates market.

Accounts Receivable
Accounts receivable are recorded at amounts due and do not bear interest. The Company reviews these receivables on a monthly basis for collectability. An allowance is established to provide for estimated uncollectable accounts receivable. In estimating the collectability of accounts receivable, management considered the most recent financial information available for the applicable party as well as the most recent payment history. Account balances are charged off against the allowance after all means of collection have been exhausted and potential for recovery is considered remote.  The Company has recorded as allowance of approximately $69,000  as of December 31, 2008.

Property and Equipment
Property and equipment are stated at cost at the date of acquisition. Major additions and betterments are capitalized, while replacements, maintenance, and the repairs that do not improve or extend the life of the respective assets are expensed in current operations. Depreciation of property and equipment is calculated using straight-line methods over the estimated useful lives the asset. Estimated useful lives are as follows:

Furniture and Fixtures	3-5 years
Computer and office equipment	5-7 years
Leasehold improvements	10 years

Income Taxes

The Company accounts for income taxes as follows:

The Company makes no provision for Federal or State income taxes for entities that have elected to be taxed as an S Corporation under Subchapter S of the Internal Revenue Code.   Entities that have not made this election are accounted for according to Statement of Financial Accounting Standards (SFAS) 109 “Accounting for Income Taxes” which requires an asset and liability approach to financial accounting for income taxes. Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

M2 SYSTEMS CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

The Corporation adopted the provisions of Financial Accounting Standards Board (FASB)’s Interpretation (FIN) 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement 109," effective January 1, 2007. FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met. FIN 48 also provides guidance on the accounting for and disclosure of unrecognized tax benefits, interest and penalties. Adoption of FIN 48 did not have a significant impact on the Company's financial statements.

Long-Lived Assets

The Company reviews long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change, such that there is an indication that the carrying amounts may not be recoverable. If the undiscounted cash flows of the long-lived assets are less than the carrying amount, their carrying amounts are reduced to fair value, and an impairment loss is recognized.

Goodwill and Indefinite-Lived Intangible Assets

In accordance with SFAS 142, "Goodwill and Other Intangible Assets," goodwill, represents the excess of the purchase price over the fair value of net assets, including the amount assigned to identifiable intangible assets. The Company accounts for business combinations using the purchase method of accounting and accordingly, the assets and liabilities of the acquired entities are recorded at their estimated fair values at the acquisition date. The primary driver that generates goodwill is the value of synergies between the acquired entities and the Company, which does not qualify as an identifiable intangible asset.  The Company does not amortize the goodwill balance.

The Company assesses goodwill and indefinite-lived intangible assets for impairment annually during the fourth quarter, or more frequently if events and circumstances indicate impairment may have occurred. If the carrying value of goodwill exceeds its implied fair value, the Company records an impairment loss equal to the difference. SFAS 142 also requires that the fair value of indefinite-lived purchased intangible assets be estimated and compared to the carrying value. The Company recognizes an impairment loss when the estimated fair value of the indefinite-lived purchased intangible assets is less than the carrying value.

M2 SYSTEMS CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

Fair Value of Financial Instruments

Fair value of certain of the Company’s financial instruments including cash and cash equivalents, accounts receivable, accrued compensation, and other accrued liabilities approximate cost because of their short maturities.

Advertising Costs

The Company expenses all advertising costs as incurred.

Software Development Costs

Software development costs are expensed as incurred.

Earnings Per Share

Basic earnings (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted net income per share is computed using the weighted-average number of common shares and dilutive potential common shares outstanding during the period. Diluted net loss per share is computed using the weighted-average number of common shares and excludes dilutive potential common shares outstanding, as their effect is anti-dilutive. Dilutive potential common shares would primarily consist of employee stock options and restricted common stock.  The Company had no such dilutive common shares as of December 31, 2008 and 2007, respectively.

Recent Accounting Pronouncements

Business Combinations

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS 141 (revised 2007), “Business Combinations” (hereinafter “SFAS No. 141 (revised 2007)”). This statement establishes principles and requirements for how an acquirer a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree, b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase and c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The scope of SFAS 141 (revised 2007) is broader than the scope of SFAS 141, which it replaces. The effective date of SFAS 141 (revised 2007) is for all acquisitions in which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The adoption of this statement did not expected to have a material effect on the Company’s consolidated financial condition or results of operations as of December 31, 2008.

M2 SYSTEMS CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB 51

In December, 2007, the FASB issued SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.” This statement establishes accounting and reporting standards that require a) the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled and presented in the consolidated statement of financial position with equity, but separate from the parent’s equity, b) the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, c) changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, d) when a subsidiary is deconsolidated, any retained noncontrolling  equity investment in the former subsidiary be initially measured at fair value and e) entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. The effective date of this standard is for fiscal years and interim periods beginning on or after December 15, 2008. The adoption of this statement had no  material effect on the Company’s consolidated financial condition or results of operations.

Disclosure about Derivative Instruments and Hedging Activities

In March 2008, the FASB issued SFAS 161, “Disclosure about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133”, (SFAS 161). This statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. The Company is required to adopt SFAS 161 on January 1, 2009. The Company currently has no such instruments and does not expect to recognize any impact to  the Company’s consolidated financial statements upon adoption.

Determination of the Useful Life of Intangible Assets

In April 2008, the FASB issued FSP FAS 142-3, “Determination of the Useful Life of Intangible Assets,”, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of intangible assets  under FASB 142 “Goodwill and Other Intangible Assets.”  The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of the expected cash flows used to measure the fair value of the asset under SFAS 141 (revised 2007) “Business Combinations” and other U.S. generally accepted accounting principles.    The Company is currently evaluating the potential impact of FSP FAS 142-3 on its consolidated financial statements.

The Hierarchy of Generally Accepted Accounting Principles

In May 2008, the FASB issued SFAS 162, "The Hierarchy of Generally Accepted Accounting Principles.”  SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements.  SFAS 162 is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.”  The implementation of this standard will not have a material impact on the Company's consolidated financial position and results of operations.

M2 SYSTEMS CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)

In May 2008, the FASB issued FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).” The FSP clarifies the accounting for convertible debt instruments that may be settled in cash (including partial cash settlement) upon conversion.  The FSP requires issuers to account separately for the liability and equity components of certain convertible debt instruments in a manner that reflects the issuer's nonconvertible debt (unsecured debt) borrowing rate when interest cost is recognized.  The FSP requires bifurcation of a component of the debt, classification of that component in equity and the accretion of the resulting discount on the debt to be recognized as part of interest expense in our consolidated statement of operations.  The FSP requires retrospective application to the terms of instruments as they existed for all periods presented.  The FSP is effective for the Company as of January 1, 2009 and early adoption is not permitted.  The Company currently has no such instruments that can be settled in cash upon conversion and does not anticipate that its adoption of FSP APB 14-1 will have any impact upon its consolidated financial statements.

Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an entity's Own Stock

In June 2008, the FASB ratified Emerging Issues Task Force (EITF) 07-5, "Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an Entity's Own Stock.”  EITF 07-5 provides that an entity should use a two step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument's contingent exercise and settlement provisions.  It also clarifies on the impact of foreign currency denominated strike prices and market-based employee stock option valuation instruments on the evaluation.  EITF 07-5 is effective for fiscal years beginning after December 15, 2008.  The Company has no such instruments as of December 31, 2008 and does not expect the adoption to impact the consolidated financial position and results of operations.

Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active

In October 2008, the FASB issued FSP FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active.”  This FSP clarifies the application of SFAS 157, “Fair Value Measurements,” in a market that is not active.  The FSP also provides examples for determining the fair value of a financial asset when the market for that financial asset is not active.  FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements have not been issued.  The impact of adoption was not material to the Company’s consolidated financial condition or results of operations.

Accounting for Defensive Intangible Assets

In November 2008, the FASB issued EITF 08-7, “Accounting for Defensive Intangible Assets.”  EITF 08-7 clarifies how to account for defensive intangible assets subsequent to initial measurement.  EITF 08-7 applies to all defensive intangible assets except for intangible assets that are used in research and development activities.  EITF 08-7 is effective for intangible assets acquired on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  The Company is currently assessing the impact of EITF 08-7 on its consolidated financial position and results of operations.

M2 SYSTEMS CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

Accounting for an Instrument (or an Embedded Feature) with a Settlement Amount That is Based on the Stock of an Entity’s Consolidated Subsidiary

In November 2008, the FASB issued EITF 08-8, “Accounting for an Instrument (or an Embedded Feature) with a Settlement Amount That is Based on the Stock of an Entity’s Consolidated Subsidiary.”  EITF 08-8 clarifies whether a financial instrument for which the payoff to the counterparty is based, in whole or in part, on the stock of an entity’s consolidated subsidiary is indexed to the reporting entity’s own stock.  EITF 08-8 also clarifies whether or not stock should be precluded from qualifying for the scope exception of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” or from being within the scope of EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.”  EITF 08-8 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those fiscal years.  The Company had no such instruments as of December 31, 2008.

Share Based Payment

On December 21, 2008 the SEC staff issued SAB No. 110 (“SAB No. 110”), which, effective January 1, 2008, amends and replaces SAB No. 107, Share-Based Payment. SAB No. 110 expresses the views of the SEC staff regarding the use of a "simplified" method in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123(R), Share-Based Payment. Under the "simplified" method, the expected term is calculated as the midpoint between the vesting date and the end of the contractual term of the option. The use of the "simplified" method, which was first described in SAB No. 107, was scheduled to expire on December 31, 2008. SAB No. 110 extends the use of the "simplified” method for "plain vanilla" awards in certain situations. The SEC staff does not expect the "simplified" method to be used when sufficient information regarding exercise behavior, such as historical exercise data or exercise information from external sources, becomes available. The Company currently does not have share options and the adoption of SAB No. 110 will have a material effect on its consolidated financial statements as of December 31, 2008.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2008 and 2007 consisted of the following:

	2008	2007
Computer hardware and software	$513,261	$408,165
Office equipment	59,847	58,452
Leasehold improvements	96,847	96,847
	669,955	564,004
Less: accumulated depreciation and amortization	529,335	499,838
	$140,620	$64,226

For the years ended December 31, 2008 and 2007, the Company recorded $37,000 and $22,000 in depreciation and amortization expense.

M2 SYSTEMS CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

NOTE 4 – ACQUISITION

On August 29, 2008, the shareholders of M2 Systems Corporation sol d100% of the outstanding stock of M2 Systems Corporation and its wholly owned subsidiary, Muscato Corporation, for $32,475,000 payable in the form of a convertible secured promissory note.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Operating Leases

M2 Systems leases office space, and office machines under non-cancelable operating leases, which expire at various dates through 2012. Rental expense under these leases amounted to approximately $200,000 and $80,000 for the years ended December 31, 2008 and 2007, respectively

Future minimum lease payments under the Company’s non-cancelable operating leases as of December 31, 2008 are as follows:

2009	$210,165
2010	213,047
2011	217,104
2012	202,949
Total	$843,265

NOTE 6 – 401(K) SAVINGS PLAN

M2 Systems has a 401(k) Savings Plan (the Plan), whereby eligible employees may voluntarily contribute a portion of their compensation to the defined contribution Plan. Company matching contributions are not required under the terms of the plan and profit sharing contributions are discretionary. The Company elected not to make any contributions during the year ended December 31, 2008.

NOTE 7 – CONCENTRATION OF CREDIT RISK

Accounts receivable - Revenues generated from M2 Systems, Ltd. and its wholly owned subsidiary were from three customers comprised approximately 70% of revenues for 2008. At December 31, 2008, approximately 75% of accounts receivables were from these three customers.

M2 SYSTEMS CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

NOTE 8 – INCOME TAXES

The provision (benefit) for income taxes from continued operations for the year  ended December 31, 2008 and includes only expected tax benefit from entities subject to taxation. The provision (benefit) consists of the following:

	2008		2007
Current:
Federal	$		$-
State			-
Deferred:
Federal		$(451,000)	(794,000)
State		(79,000)	(140,000)
		(530,000)	(934,000)
Benefit from the operating loss carryforward		530,000	934,000
Provision (benefit) for income taxes, net			$-

The difference between income tax expense computed by applying the federal statutory corporate tax rate and actual income tax expense is as follows:

	2008	2007

Statutory federal income tax rate	34.0%	34.0%
Decrease in valuation allowance	(40.0)%	(40.0)%
State income taxes	6.0%	6.0%
Effective tax rate	(0)%	(0)%

Deferred income taxes result from temporary differences in the recognition of income and expenses for the financial reporting purposes and for tax purposes.   The net deferred tax assets and liabilities are comprised of the following:

	2008	2007
Deferred income tax asset:
Net operating loss carry-forwards	$356,000	312,000
Allowance for Doubtful Accounts	69,000	26,000
Research and Development Tax and Credit carryover	624,000	624,000
Valuation allowance	(1,049,000)	(962,000)
Deferred income tax asset	$-

M2 SYSTEMS CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

The Company has a net operating loss carry-forward of approximately $1,175,000 available to offset future taxable income through 2023.  In accordance with Internal Revenue Code Section 382, the Company may be limited in its ability to recognize the benefit of future net operating loss carry-forwards.  Consequently, the Company did not include a benefit from operating loss carry-forwards.

The Company has recorded a valuation allowance at December 31, 2008, as it is not expected that the deferred tax assets and liabilities will be realized.  The net change in valuation allowance during the year ended December 31, 2008 resulted in a decrease of $1,481,000.  The net change in valuation allowance stems from the acquisition of Muscato Corpopration, a wholly owned subsidiary of M2 Systems Corporation, and its valuation allowance at year end December 31, 2007.

 NOTE 9 – SUBSEQUENT EVENTS

On September 28, 2009, a majority of the M2 Global shareholders of record gave their consent to rescind the Stock Purchase Agreement entered into on August 28, 2008 with the shareholders of M2 Systems.  In connection with this rescission, all stock purchased under this agreement was returned and the convertible promissory note issued was cancelled